Exhibit 77(q)(1)


                                    Exhibits

77Q1(e)(1) Amendment to Amended Investment Management Agreement dated January 1, 2007 between ING Investments, LLC and ING Series Fund, Inc. dated April 1, 2004
- Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.

77Q1(e)(2) First Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated September 30, 2006 between ING Investments, LLC and BlackRock Advisors, LLC - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Form N-1A Registration Statement on May 24, 2007 and incorporated herein by reference.